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                                                                    Exhibit 99.1


[LOGO] Triad
       HOSPITALS, INC.                                                NEWS

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                                                          FOR IMMEDIATE RELEASE


Investor Contact:                                                 Media contact:
Deborah Little                                          Patricia G. Ball, Ed. D.
Investor Relations Coordinator and                Vice President, Marketing & PA
Executive Assistant to the CFO                                      972-789-2719
972-701-2259


                        Triad Provides Financial Guidance


DALLAS, TX (December 10, 2001) - Triad Hospitals, Inc. (the "Company" or "Triad") (NYSE: TRI) today announced updated financial guidance for the fiscal years 2001, 2002 and beyond.

The Company is publicly disclosing its financial guidance in response to the guidelines of the Securities and Exchange Commission's Regulation FD. If material changes to this guidance occur, the Company may publish updated guidance.

The Company will host an analyst meeting at 9:00 am Eastern Time (8:00 am Central Time) on Tuesday, December 11, to discuss its financial guidance. This meeting will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the meeting will be available for
----------------------
14 days via the Triad website.

The Company has also prepared a presentation with additional information regarding this financial guidance. This presentation will be available on the Triad website by 9:00 am Eastern time (8:00 am Central time) on Tuesday, December 11, in time for the simulcast.

2001 Financial Guidance
Revenues (in millions)                        $2,670-2,690
EBITDA (in millions)                          $395-400
EBITDA Margin                                 14.7-15.0%
EBITDA Margin Excluding Transition Costs      15.0-15.2%
Diluted EPS ("EPS")                           $0.54-0.56
Capital Expenditures (in millions)            $195-245

2001 guidance includes results of the former Quorum Health Group, Inc. ("Quorum") facilities only for the eight months since the Company acquired Quorum on April 27, 2001. 2001 guidance excludes results of the former Quorum facilities for the first four months of 2001. The higher end of the EBITDA margin excludes transition costs related to the Quorum acquisition. Diluted EPS is calculated by adding together diluted EPS for the four quarters; it excludes coordinating adjustments in the second quarter of 2001 and any special items in the fourth quarter of 2001. On a pro forma basis including a full year of results from Quorum, capital expenditures are expected to be $250-300 million for 2001.

2002 Financial Guidance
Revenues (in millions)                        $3,360-3,420
Total EBITDA (in millions)                    $535-545
QHR EBITDA (in millions)                      $22-24
Total EBITDA Margin                           15.6%-16.2%

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Total Interest Expense (in millions)           $160-164
Cash Interest Expense (in millions)            $150-154
Non-Cash Interest Expense (in millions)        $10
Depreciation (in millions)                     $171-175
Amortization of Intangibles (in millions)      $6
Minority Interest (in millions)                $12-14
ESOP Expense (in millions)                     $8.4
Marginal Income Tax Rate                       39%
Permanent Tax Differences (in millions)        $10
Capital Expenditures (in millions)             $350
Diluted EPS                                    $1.40-1.48

Diluted Shares Outstanding (in millions):
First Quarter Ended 3/31/02                    73.1
Second Quarter Ended 6/30/02                   73.8
Third Quarter Ended 9/30/02                    74.6
Fourth Quarter Ended 12/31/02                  75.5
Year Ended 12/31/02                            74.2 (weighted)

Earnings Guidance By Quarter:
First Quarter Ended 3/31/02                    $0.38-0.40
Second Quarter Ended 6/30/02                   $0.31-0.33
Third Quarter Ended 9/30/02                    $0.30-0.32
Fourth Quarter Ended 12/31/02                  $0.41-0.43

2003 & 2004 Financial Guidance                 2003               2004
Same-Facility Admission Growth                 3-4%               3-4%
Same-Facility Revenue Growth                   4-7%               4-7%
Total Revenue Growth                           7-10%              7-10%
EBITDA Margin                                  16.5%-16.9%        17.0-18.0%
Diluted EPS Growth                             35% +              30% +
Capital Expenditures (in millions)             $350               $150

Long-Term
Diluted EPS Growth                             15% +

EPS guidance for 2001-2004 includes expansions and developments already committed or announced but excludes expansions and developments beyond those already announced, and also excludes potential acquisitions. However, "long-term" EPS growth guidance assumes future acquisitions and developments of approximately 2-5 hospitals per year.

EBITDA is earnings before interest, taxes, depreciation, amortization and certain other charges. EBITDA also includes equity in earnings of affiliates. Salary and benefit expense, and therefore EBITDA, can potentially be impacted positively by increases in ESOP expense, up to a point. The Company's benefits include an overall retirement plan that is based on a fixed percentage of eligible salaries, and which is funded annually by (1) 300,000 shares of stock allocated from the ESOP and (2) cash. The retirement contributions are determined annually first by the ESOP shares at the market price as of December 31 of each year, then by cash contributions, if applicable. For the periods ending each March 31, June 30 and September 30, the retirement contributions are estimated to date depending upon the market price as of the end of that period. (Note, this calculation differs from the calculation of ESOP expense; see below.) The portion of the retirement plan contributions funded by the ESOP shares under this calculation reduces salary and benefit expense. This reduction to salary and benefit expense, however, is limited to the point that the ESOP shares fund all retirement plan contributions.

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Interest expense could vary based on changes in interest rates because a portion of the Company's debt (currently approximately $0.9 billion outstanding in bank term loans and a partially drawn $250 million revolving line of credit) is borrowed at a floating rate.

Financial guidance for 2002 and beyond eliminates non-cash amortization of goodwill but includes non-cash amortization of other intangibles in accordance with SFAS 141 and 142. The resulting net reduction in amortization expense is approximately $0.48 per share, relative to the Company's earlier expectation and guidance, including $0.56 from elimination of goodwill amortization, offset by ($0.08) from additional amortization of intangibles that the Company had not included in its previous guidance. The elimination of $0.48 per share relates to an estimated $1,035 million of goodwill from the Company's acquisition of Quorum and $220 million of net goodwill from Triad, and the offset of ($0.08) per share relates to an estimated $78 million of other intangibles. These are management estimates and are subject to completion of final review by Triad's auditors and the potential impact of further regulatory guidance regarding appropriate application of SFAS 141 and 142.

ESOP expense is a non-cash expense associated with the Company's Employee Stock Ownership Plan, a 10-year plan created in 1999 to provide 3,000,000 shares of Triad common stock to employees as a retirement benefit. Each quarter, 75,000 shares are deemed to be released by the ESOP to employees' accounts and added to the Company's basic share count for calculation of EPS. (Unallocated ESOP shares are deemed outstanding but are not counted in either the basic or diluted EPS calculation.) The non-cash ESOP expense for the quarter is equal to those 75,000 shares multiplied by the average of Triad's stock prices on the first and last days of the quarter. Triad's ESOP expense is tax deductible only up to $11.50 per share; it is not tax-deductible to the extent that the Company's stock price exceeds $11.50 per share. The financial guidance assumes an ESOP expense based on a constant Triad stock price of approximately $28.00; changes in the stock price above or below $28.00 could cause ESOP expense to vary from the Company's financial guidance.

The Company's marginal federal and state interest tax rate is expected to be approximately 39%. However, certain reported expenses are not tax deductible, including ESOP expense exceeding $11.50 per share (see above) and certain operating expenses (such as a portion of meal and entertainment expense). As a result of these permanent differences between reported and taxable expenses, the Company's effective tax rate is presently greater than its marginal rate and can vary from period to period.

Capital expenditures for 2002 and 2003 include the costs to construct three new facilities in Vicksburg, MS, Bentonville, AR, and Las Cruces, NM, as well as major expansions in Tucson, AZ, Tulsa, OK, and Huntsville, AL. Annual capital expenditures include approximately $100 million for maintenance, and the remainder is for expansion and development projects.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected high-growth urban markets. The Company has 47 hospitals (including one new hospital under construction) and 14 ambulatory surgery centers in 16 states with approximately 8,800 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems in 43 states.

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This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company's filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially.

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Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company", "Triad", and "Triad Hospitals, Inc." as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.